FINOVA
                                                            FINANCIAL INNOVATORS
RONALD  S.  MONTGOMERY
VICE  PRESIDENT


                                                      FINOVA CAPITAL CORPORATION
                                                               CORPORATE FINANCE
                                                                 BUSINESS CREDIT
January  2,  2001
                                                          355 SOUTH GRAND AVENUE
                                                                      SUITE 2400
                                                           LOS ANGELES, CA 90071
Mr. Dan Madero
Director  Of  Operations                                      TEL   213 253 1606
TELCO  BILLING,  INC.                                         FAX   213 625 2468
4840 East Jasmine Street, Suite 105                               www.finova.com
Mesa,  Az  85205



Re: Forbearance Letter Agreement re Events of Default under Loan and Security Agreement dated August 31, 1999 (as amended from time to time, the "Loan Agreement"; Capitalized terms used herein shall have the meanings given in the Loan Agreement unless otherwise defined) between Telco Billing, Inc. ("Borrower") and FINOVA Capital Corporation ("FINOVA") as successor by merger to Fremont Financial Corporation

Dear  Mr.  Madero,

This Amendment to Forbearance Letter Agreement (this "Agreement") is being entered into by and between FINOVA and Borrower with reference to the following:

A On or about August 31, 1999, Borrower and FIND VA entered into a $3,000,000 credit facility (the "Credit Facility"), as evidenced by the Loan Agreement, consisting of a revolving credit line up to a maximum amount of $3,000,000. In connection with the Credit Facility, YP. Net, Inc., formerly known as RIGL Corporation, ("Guarantor") executed a Continuing Guaranty ("Guaranty") dated August 31. 1999, in favor of FINOVA, guarantying all Obligations.

B. The Loan Agreement, the Guaranty and all other Loan Documents are collectively referred to herein as the 'Loan Documents".

C. Certain Events of Default occurred under the Loan Agreement and FINOVA agreed to forbear from exercising its rights and remedies in exchange for certain concessions from Borrower as more fully described in that certain Letter Agreement dated August 4, 2000 between FIND VA and Borrower ("Forbearance Agreement").

D. Pursuant to the Forbearance Agreement, FINOVA agreed to forbear from exercising its rights and remedies, subject to the conditions set forth in the Forbearance Agreement, until October 3, 2000. Such forbearance period was subsequently amended by various letter amendments until January 4, 2001.

E. Borrower has requested FINOVA to further extend the forbearance period for an additional period of time to allow Borrower additional time to obtain financing sufficient to fully repay the Obligations. FINOVA is willing to extend the forbearance period under the terms of this Agreement.


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TELCO BILLING, INC.
1/2/01
Page  2


NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, FINOVA and Borrower agree as follows:

1.   Acknowledgement  of  Factual Recitals. The parties  acknowledge  the truth,
     -------------------------------------
     accuracy and validity of the foregoing factual recitals and incorporate the same into this Agreement.

2.   Acknowledgment  of  Validity  and  Enforceability  of  Loan
     -----------------------------------------------------------
     Documents and Obligations. Borrower acknowledges and agrees that the Loan Agreement and other Loan Documents are valid and enforceable according to their terms. As of January 2, 2001 the total amount of the outstanding principal balance of the Revolving Advances is approximately $l.214.106.42
                                                                   -------------
     plus all  accrued but unpaid interest, fees and charges.

3.   Acknowledgment of Validity of Security interest. Borrower acknowledges  the
     -----------------------------------------------
     validity of FINOVA's security interest in the Collateral and acknowledges that the Collateral continues to secure all of the Obligations.

4.   Acknowledgement of Defaults.  Borrower acknowledges  that Events of Default
     ---------------------------
     exist under the Loan Documents and that, but for this Agreement, FIND VA could exercise all of its rights available thereunder or at law or in equity.

5.   No Defenses. Borrower  acknowledges  that it has no valid offset or defense
     -----------
     to the Obligations now or hereafter owing under the Loan Agreement, nor does Borrower have any valid claim against FIND VA and, therefore, admits and confirms that it does not have any legal right or theory on which to invoke or obtain any legal or equitable relief to abate, postpone or terminate FINOVA's enforcement of its rights to repayment of obligations now or hereafter owing under the Loan Agreement and specifically waives and relinquishes any such right to legal or equitable relief to cause any abatement, postponement or termination of any enforcement proceedings commenced by FINOVA.

6.   Reaffirmation  of  Loan  Documents.   Borrower   and,   where   applicable,
     ----------------------------------
     Guarantor, each reaffirms and ratifies the terms of the Loan Documents in all respects. Except as specifically provided herein, Borrower acknowledges that nothing in this Agreement shall (a) be construct to limit or restrict FIND VA from exercising its rights and remedies under the Loan Documents with respect to any other defaults thereunder or with respect to any default by Borrower in the performance of its obligations hereunder, or (b) relieve or release Borrower from any of the obligations, covenants or provisions required to be performed or observed under the Loan Documents or hereunder.

7.   Forbearance.
     -----------

     (a)  Forbearance   Period.   Provided  Borrower  performs  all  terms  arid
          --------------------
          conditions in this Agreement, and no Events of Default other than those referenced in the Default Letters (as defined in the Forbearance Agreement) shall have occurred under the Loan Agreement. FINOVA shall forbear from exercising its rights and remedies under the Loan Documents until February 7, 2001 (the "Forbearance Termination Date"). Upon the earliest to occur of (i) the Forbearance Termination Date,
          (ii) the occurrence of an Event of Default or (iii) a breach by Borrower of the terms and conditions of this Agreement, all Obligations shall be immediately due and payable and FIND VA may


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TELCO  BILLING,  INC.
1/2101
Page  3


          resort to all rights and remedies available under the Loan Documents, at law and/or in equity.

     (b)  Forbearance Terms.  During the period this Agreement is in effect, the
          -----------------
          following terms shall apply:

               (i) Section 2. 1A of the Loan Agreement shall he deleted in its entirety and replaced with the following:

                        A. REVOLVING ADVANCES. Upon request of' Borrower made at any time during the term hereof and so long as no Event of Default exists, FIND VA shall, at its sole discretion, make advances (Revolving Advances) to Borrower in an amount equal to (a) fifty percent (50%) of the aggregate outstanding amount of Eligible Accounts; provided, however, that in no event shall the aggregate amount of the outstanding Revolving Advances be greater than the sum of One Million Dollars ($1,000,000) (the Revolving Advance Limit). FINOVA may reduce its advance rates on Eligible Accounts, reduce the Revolving Advance Limit, or establish reserves with respect to borrowing availability if FINOVA determines, in its sole discretion, that there has occurred, or is likely to occur, an impairment of the prospect of repayment of all or any portion of the Obligations, the value of the Collateral or the validity or priority of FINOVA's security interests in the Collateral.

               (ii) No less than one week before the beginning of each month, Borrower shall provide FINOVA with a monthly budget for the next month setting forth in detail, on a week by week basis, all of the expenses to be paid by Borrower during the next month and such other information as FIND VA shall request Revolving Advances will only he made by FINOVA to Borrower to the extent necessary to fund the items on such budgets which are permitted to be paid pursuant to the Loan Agreement and which FINOVA is satisfied are necessary for Borrower to conduct its daily operations.

               (iii) Interest on the outstanding Obligations shall continue to accrue at the default rate as provided in Section 2.5A of the Loan Agreement.

8.   Conditions Precedent. FINOVA's agreement to enter into this  Agreement  and
     --------------------
     grant the forbearance provided herein is expressly conditioned on Borrower executing and delivering this Agreement to FIND VA and causing Guarantor to execute and deliver an acknowledgment and reaffirmation of the Guaranty and the release provided herein, on or before 5:00 p.m. California time on January 5,2001.

9.   Default.  Failure  by  Borrower  to comply with all terms and conditions of
     -------
     this Agreement shall constitute a default hereunder, following which FINOVA may, without notice to Borrower, resort to all rights and remedies available under the Loan Documents, at law and/or in equity, including without limitation the liquidation of all Collateral. Borrower agrees that, upon such event of default, Borrower shall cooperate with FINOVA in orderly liquidating the Collateral and in the exercise of all of FINOVA's rights as a secured lender.


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TELCO  BILLING,  INC.
1/2/02
Page  4


10.   No Further Forbearance  Borrower acknowledges FINOVA is not  obligated  to
      ----------------------
     grant further extensions beyond the Forbearance Termination Date and that no such commitment has been communicated.

11.  RELEASE.  BORROWER  AND  GUARANTOR,  AND  THEIR  RESPECTIVE  OFFICERS,
     -------
     DIRECTORS, REPRESENTATIVES, EMPLOYEES, PREDECESSORS, SUCCESSORS, AGENTS AND ASSIGNS (COLLECTIVELY, "RELEASING PARTIES") EACH HEREBY RELEASE, REMISE AND FOREVER DISCHARGE FINOVA, AND ITS OFFICERS, DIRECTORS, EMPLOYEES, PREDECESSORS, SUCCESSORS, AGENTS AND ASSIGNS (COLLECTIVELY "RELEASED PARTIES"), FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, CAUSE OR CAUSES OF ACTION HERETOFORE ARISING OUT OF, OR CONNECTED WITH OR INCIDENTAL TO THE LOAN AGREEMENT OR ANY LOAN DOCUMENTS. THIS GENERAL RELEASE IS INTENDED TO BE A FULL AND COMPLETE RELEASE OF ANY SUCH CLAIMS, DEMANDS, ACTIONS, CAUSE OR CAUSES OF ACTION CONNECTED IN ANY WAY TO THE LOAN AGREEMENT AND WHICH HAVE HERETOFORE ARISEN.

     RELEASING PARTIES EACH ACKNOWLEDGE AND AGREE THAT THEY ARE AWARE THAT THEY MAY HEREAFTER DISCOVER CLAIMS PRESENTLY UNKNOWN OR UNSUSPECTED, OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH THEY NOW KNOW OR BELIEVE TO BE TRUE. NEVERTHELESS, IT IS THE INTENTION OF THE RELEASING PARTIES, AND EACH OF THEM, THROUGH THIS AGREEMENT, TO FULLY, FINALLY AND FOREVER RELEASE ALL SUCH MATTERS AND CLAIMS RELATIVE THERETO, WHICH DO NOW EXIST, MAY EXIST, OR HERETOFORE HAVE EXISTED. IN THIS REGARD, RELEASING PARTIES SPECIFICALLY WAIVE THE BENEFIT OF THE PROVISIONS OF SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE UNILATERALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.",

     /s/  DM, DOO                                       /s/  AK, Chairman
     --------------------                               ---------------------
     Borrower's  Initials                               Guarantor's  Initials


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TELCO  BILLING,  INC.
1/2101
Page  5


12.  Fee. In consideration of the extension to the forbearance  period  granted
     ---
     hereby,  Borrower  shall  pay  to  FINOVA  a fee of  Ten  Thousand  Dollars
     ($10,000), which shall be fully earned and due and payable on the date hereof.

13.  Representations  and  Warranties  of  Borrower  and Guarantor.  To  induce
     -------------------------------------------------------------
     FINOVA to execute and deliver this Agreement, each of Borrower and Guarantor represent and warrant that:

     (a) The execution, delivery and performance by Borrower and Guarantor, as the case may be, of this Agreement, and all documents and instruments delivered in connection herewith and therewith have been duly authorized; and

     (b) Neither the execution, delivery or performance of this Agreement or any of the documents or instruments delivered in connection herewith or therewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower's or Guarantor's corporate charter or bylaws or other governing documents, (ii) any law or regulation or any order or decree of any court or any governmental instrumentality or (iii) any indenture, mortgage, deed of trust, lease agreement or other instrument to which Borrower or Guarantor is a party or by which any of their property is bound.

14.  Miscellaneous.
     -------------

     (a) This Agreement, the Forbearance Agreement and the Loan Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supercedes any prior oral or written agreements concerning the same. Except as expressly amended hereby, and of the terms of the Loan Agreement, the Forbearance Agreement and other Loan Documents remain in full force and effect.

     (b) In the event any Legal action is commenced to enforce or interpret any provision of this Agreement, the prevailing party in such legal action, as determined by a court of competent jurisdiction, shall be entitled to receive from the other party the prevailing party's reasonable attorneys' fees and court costs.

     (c) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same document.

     (d) The parties have retained, or have had the opportunity to retain, counsel to represent them in the transactions contemplated in this Agreement, have read and understand this Agreement and, therefore, the principle of construction against draftsmen shall have no application in the interpretation of this Agreement.

     (e)  GOVERNING LAW WAIVERS.  THIS  AGREEMENT, INCLUDING WITHOUT LIMITATION
          ----------------------
          ENFORCEMENT OF THE OBLIGATIONS, SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS RULES) OF THE STATE OF CALIFORNIA GOVERNING CONTRACTS TO BE. PERFORMED ENTIRELY WITHIN SUCH STATE. BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT


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TELCO  BILLING.  INC
1/2/01
Page  6


          LOCATED WITHIN THE COUNTY OF LOS ANGELES IN The STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FINOVA, IN ANY OTHER COURT IN Which FINOVA SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER WAIVES ANY OBJECTION OF FORUM NON CONVENES AND VENUE. BORROWER FURTHER WAIVES ANY RIGHT IT MAY OTHERWISE HAVE TO COLLATERALLY ATTACK ANY JUDGMENT ENTERED AGAINST IT.

    (f)   MUTUAL  WAIVER  OF  RIGHT TO JURY TRIAL. FINOVA AND BORROWER EACH
          ---------------------------------------
          HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT; (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN FINOVA AND BORROWER; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF FINOVA OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH FINOVA OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

     (g) The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

     (h) Each of the Borrower and Guarantor agrees to take all further actions and execute all further documents as FINOVA may from time to time reasonably request to carry out the transactions contemplated by this Agreement.

     WHEREFORE, the parties have entered into this Agreement on the date first written above.


          TELCO  Billing,  INC.


          By:  /s/  Daniel Madero DOO
             ------------------------

          Name:  Daniel Madero

          Title:, Director of Operations

          FINOVA  CAPITAL  CORPORATION


          By:  ______________________________

          Name:

          Title:


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TELCO  BILLING,  INC.
1/2/01
Page  7


                           Guarantor's Acknowledgment
                           --------------------------

The undersigned Guarantor consents and agrees to the terms of this Agreement and reaffirms and restates in all respects the Continuing Guaranty executed in connection with the Loan Agreement and agrees that it remains unconditionally liable for the prompt payment and performance of all of the Liabilities (as defined in such Continuing Guaranty), without defense, claim, counterclaim or setoff of any nature.

YP.NET  INC.

By:  /s/  Angello Tullo Chairman
   -----------------------------
Name:  Angello Tullo
Title: Chairman



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